Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2008, relating to the financial statements of Virnetx Holding Corporation as of December 31, 2007 and for the period from August 2, 2005 (date of inception) to December 31, 2007, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Farber Hass Hurley LLP
(formerly Farber Hass Hurley McEwen, LLP)

Granada Hills, CA May 8, 2008